EXHIBIT 21.1
                                SEACOR SMIT INC.
                    REGISTRANT'S MAJORITY OWNED SUBSIDIARIES
                              AT DECEMBER 31, 2000

                                                         Jurisdiction of
                                                          Incorporation
                                                         ---------------
Arthur Levy Enterprises, Inc.                               Louisiana
Cameron Boat Rentals, Inc.                                  Louisiana
Glady's McCall, Inc.                                        Louisiana
Gulf Marine Transportation, Inc.                            Louisiana
McCall Marine Services, Inc.                                Louisiana
Cameron Crews, Inc.                                         Louisiana
Philip A. McCall, Inc.                                      Louisiana
McCall Boat Rentals, Inc.                                   Louisiana
Carroll McCall, Inc.                                        Louisiana
McCall Crewboats, L.L.C.                                    Louisiana
McCall Enterprises, Inc.                                    Louisiana
SEACOR Marine (Nigeria) Inc.                                Louisiana
SEAMAC Offshore L.L.C.                                      Louisiana
McCall Support Vessels, Inc.                                Louisiana
O'Brien's Oil Pollution Services, Inc.                      Louisiana
SEACOR Marine (Mexico) Inc.                                 Louisiana
SEACOR Ocean Support Services Inc.                          Louisiana
SEACOR Ocean Lines Inc.                                     Louisiana
Galaxie Offshore Inc.                                       Louisiana
SEACOR Supply Ships Associates Inc.                         Louisiana
N.F. McCall Crews, Inc.                                     Louisiana
Liberty Services, Inc.                                      Louisiana
Bell Maintenance and Fabricators, Inc.                      Louisiana
Penta Investments, Ltd.                                     Louisiana
SEACOR Marine International Inc.                            Delaware
SEACOR Capital Corporation                                  Delaware
SEACOR Deepwater 1, Inc.                                    Delaware
SEACOR Deepwater 2, Inc.                                    Delaware
SEACOR Deepwater 3, Inc.                                    Delaware
VEESEA Holdings Inc.                                        Delaware
Storm Shipping Inc.                                         Delaware
Gem Shipping Inc.                                           Delaware
SEACOR-SMIT Offshore (International) Inc.                   Delaware
SEACOR-SMIT Offshore I Inc.                                 Delaware
National Response Corporation                               Delaware
National Response Corporation of Puerto Rico                Delaware
NRC Services, Inc.                                          Delaware
CRN Holdings Inc.                                           Delaware
International Response Corporation                          Delaware
OSRV Holdings, Inc.                                         Delaware
Vision Offshore Inc.                                        Delaware
SEACOR Vision LLC                                           Delaware
ERST/O'Brien's, Inc.                                        Delaware
ERST, Inc.                                                  Delaware
SEACOR Offshore Rigs Inc.                                   Delaware
SEACOR Management Services Inc.                             Delaware
SEACOR Offshore Inc.                                        Delaware
Acadian Supply Ships Inc.                                   Delaware
SEACOR Worldwide Inc.                                       Delaware
SMIT Holdings Inc.                                          Delaware
Graham Marine Inc.                                          Delaware

                                  EXHIBIT 21.1
                                SEACOR SMIT INC.
                    REGISTRANT'S MAJORITY OWNED SUBSIDIARIES
                              AT DECEMBER 31, 2000

                                                        Jurisdiction of
                                                         Incorporation
                                                        ---------------
Graham Offshore Inc.                                        Delaware
Graham Boats Inc.                                           Delaware
SEACOR Marine Inc.                                          Delaware
SEACOR Ocean Boats Inc.                                     Delaware
Energy Logistics, Inc.                                      Delaware
Mariners Online Inc.                                        Delaware
SEACOR International Chartering Inc.                        Delaware
SEACOR Communications Inc.                                  Delaware
F2B Investments, Inc.                                       Delaware
Suffolk Barge Line Inc.                                     Delaware
SCF Towing Corp.                                            New York
SCF Transportation Corp.                                    Delaware
SCF Barge Line II, Inc.                                     Delaware
Hampton Barge Line, Inc.                                    Delaware
Weston Barge Line, Inc.                                     Delaware
SCF Management Services, Inc.                               New York
Inland River Towing, Inc.                                   Delaware
SCF Marine, Inc.                                            Delaware
Anna Offshore Inc.                                          Alabama
SEACOR Marine (Bahamas) Inc.                                Bahamas
SEACOR-SMIT Offshore (Worldwide) Ltd.                       Bahamas
SEACOR-SMIT Offshore (International) Ltd.                   Bahamas
SEACOR Offshore Supplyships One Ltd.                        Bahamas
SEACOR Offshore Supplyships Two Ltd.                        Bahamas
SEACOR Bulk Carriers Inc.                                   Marshall Islands
SEACOR Marine (Europe) B.V.                                 Netherlands
SEACOR-SMIT Offshore I B.V.                                 Netherlands
SEACOR-SMIT Offshore II B.V.                                Netherlands
SEACOR-SMIT Holdings B.V.                                   Netherlands
SEACOR Marine (Asia) Pte. Ltd.                              Singapore
SEACOR Capital (Singapore) Pte. Ltd.                        Singapore
Gem Shipping Ltd.                                           Cayman Islands
SEACOR Marine (UK) Ltd.                                     United Kingdom
Vector-Seacor Ltd.                                          United Kingdom
SEACOR Capital (UK) Ltd.                                    United Kingdom
Putford Enterprises Limited                                 United Kingdom
Boston Putford Offshore Safety, Ltd.                        United Kingdom
Southern Crewing Services, Ltd.                             United Kingdom
Warbler Shipping Ltd.                                       United Kingdom
Nova                                                        United Kingdom
Feronia International Shipping S.A.                         France
SEACOR Marine (Isle of Man) Ltd.                            Isle of Man
SEACOR Marine (Middle East) FZE                             United Arab Emirates
Venezuelan Response Corporation, S.A.                       Venezuela

                                  EXHIBIT 21.1
                                SEACOR SMIT INC.
                   REGISTRANT'S 50% OR LESS OWNED SUBSIDIARIES
                              AT DECEMBER 31, 2000

                                                        Jurisdiction of
                                                         Incorporation
                                                        ---------------
West Africa Offshore Ltd.                                   Nigeria
Maritime Mexicana, S.A. de C.V.                             Mexico
Seamex International Ltd.                                   Liberia
Clean Pacific Alliance, L.L.C.                              Nevada
Supplylink International B.V.                               Netherlands
Minvest S.A.                                                Argentina
Smit-Lloyd Mainport (Ireland) Ltd.                          Ireland
South Atlantic Offshore Services S.A.                       Panama
Red Dragon Marine Services Ltd.                             China
Ocean Marine Services (Egypt) Ltd.                          Egypt
Smit Lloyd Matsas (Hellas) Shipping Company S.A.            Greece
Seacor-Smit (Aquitaine) Ltd.                                Bahamas
Ultragas Seacor Ltda.                                       Chile
Patagonia Offshore Services SA                              Argentina
Sarost S.A.                                                 Tunisia
Vensea Offshore Ltd.                                        Bahamas
Delwave Ltd.                                                Trinidad & Tobago
Sea Treasure Shipping Ltd.                                  Liberia
Marine Environmental Services (Thailand) Ltd.               Thailand
Vensea Marine S.R.L.                                        Venezuela
Globe Wireless, LLC                                         Delaware
Chiles Offshore Inc.                                        Delaware
Yarnell Marine LLC                                          Washington
Pelican Offshore Services Pte Ltd                           Singapore
West Coast Standby Ltd.                                     United Kingdom